Exhibit 99.2

Milestone Pharmaceuticals Announces $25 Million Private Placement

Montreal and Charlotte, NC, July 23, 2020 – Milestone Pharmaceuticals Inc. (Nasdaq: MIST), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced that it has entered into a securities purchase agreement with affiliates of an existing shareholder, RTW Investments, LP, for a $25 million private placement. The private placement is expected to close on or about July 24, 2020, subject to the satisfaction of customary closing conditions.

The Company is selling pre-funded Warrants to acquire an aggregate 6,655,131 common shares for aggregate gross proceeds of $25 million, or a purchase price of $3.7465 per pre-funded warrant. Each pre-funded warrant is exercisable for one of the Company’s common shares at an exercise price of $0.01 per share, have no expiration date, and are immediately exercisable, subject to certain beneficial ownership limitations.

Milestone expects to use the proceeds from the sale of the pre-funded warrants for general corporate purposes, research and development, business development, working capital and general and administrative expenses. The Company believes that net proceeds from the private placement, together with its existing cash, cash equivalents and short-term investments, will be sufficient to fund its planned operations into the second quarter of 2022.

The securities to be sold in the private placement, including the shares issuable upon exercise thereof, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the common shares issuable upon the exercise of the pre-funded warrants issued in the private placement no later than the 30th day after the closing of the private placement. In addition, the issuance of the pre-funded warrants under the private placement constitutes a related- party transaction under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) due to the participation by an insider of the Company. The transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 pursuant to sections 5.5(a) and 5.7(1)(a) of MI 61-101 as neither the fair market value of the securities issued to nor the consideration paid by such person exceeds 25% of the Company’s market capitalization. The Company has not filed a material change report 21 days prior to the issuance of the pre-funded warrants set out above as no agreement was in place at that time.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Etripamil

Etripamil, the Company's lead investigational product, is designed to be a rapid response therapy for episodic cardiovascular conditions. The novel calcium channel blocker is self-administered via a nasal spray, which may shift the current treatment paradigm for many patients with paroxysmal supraventricular tachycardia (“PSVT”) from the emergency department to the at-home setting. Milestone is conducting a comprehensive development program for etripamil, with Phase 3 studies underway in PSVT, and plans to commence a Phase 2 proof-of-concept trial in atrial fibrillation patients with rapid ventricular rate, with subsequent trials expected in other conditions where calcium channel blockers are used.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines. Milestone Pharmaceuticals operates in Canada and the United States. For more information, visit www.milestonepharma.com and follow the Company on Twitter at @MilestonePharma.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward- looking statements are based on Milestone's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding (i) the closing of the private placement, and (ii) the anticipated use of proceeds therefrom and expected sufficiency thereof, and (iii) development program for etripamil. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market risks and uncertainties and the satisfaction of customary closing conditions for private placement of securities, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process, uncertainties related to the timing of initiation, enrollment, completion and evaluation of clinical trials, and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, as well as risks related to pandemics and public health emergencies, including those related to COVID-19, and risks related the sufficiency of our capital resources and our ability to raise additional capital. These and other risks are set forth in Milestone's filings with the U.S. Securities and Exchange Commission, including in its quarterly report on Form 10-Q for the quarter ended March 31, 2020, under the caption "Risk Factors." Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact

David Pitts
Argot Partners
212-600-1902

david@argotpartners.com